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                                 EXHIBIT 99.1
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FOUNDRY NETWORKS ANNOUNCES REVENUE ESTIMATES FOR Q3 1999

Sunnyvale, CA - October 5, 1999 - Foundry Networks(TM), Inc. (NASDAQ: FDRY), announced today that based on its preliminary estimates, revenues for the quarter ended September 30, 1999 will be in the range of approximately $36 million to $38 million, exceeding the Company's internal expectations for this quarter. The Company expects that the increased revenues will also have a positive effect on earnings for the quarter.

Foundry Networks, Inc. (NASDAQ: FDRY) designs, develops, manufactures and markets a comprehensive suite of high performance networking products for enterprises and Internet Service Providers.

Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, among others, the risk factors listed in the Company's Registration Statement on Form S-1 (file no. 333-82577) filed by the Company in connection with its initial public offering and which became effective on September 27, 1999. The Company assumes no obligation to update the information included in this press release.

Contact:
Tim Heffner
Chief Financial Officer
Foundry Networks, Inc.
408.530.3322
theffner@foundrynet.com
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